Exhibit 10.2

PROMISSORY NOTE

Date of Issuance
$3,802.69	February 27, 2009

So Act Network, Inc., a Delaware corporation (the "Maker"), with an address at 5715 Will Clayton, Parkway, #6572 Humble, TX 77338, for value received, hereby promises to pay to the order of Greg Halpern (the “Payee”), with an address of 5715 Will Clayton, Parkway, #6572 Humble, TX 77338 or his designees, the principal sum of $3,802.69, together with interest at the prime rate as of the Date of Issuance until all principal under this Note is paid in full.  The principal balance of this Note may be prepaid in whole or in part, at any time and from time to time, without premium or penalty, together with all accrued interest on the principal balance so prepaid. All prepayments and the other payments under this Note shall be applied first to accrued but unpaid interest, and then to the unpaid principal balance, until all principal and accrued interest under this Note have been paid in full.

No change, amendment, modification, termination, waiver, or discharge, in whole or in part, of any provision of this Note shall be effective unless in writing and signed by the Maker and Payee, and with respect to a waiver or discharge so given by the Payee, shall be effective only in the specific instance in which given.  The Maker acknowledges that this Note and the Maker’s obligations under this Note are, and shall at all times continue to be, absolute and unconditional in all respects, and shall at all times be valid and enforceable.  The Payee, at his discretion, may unilaterally offset any of his obligations to Maker by reducing any installments at any time payable under this Note.

In the event any one or more of the provisions contained in this Note should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

This Note binds the Maker and its successors and assigns, and Maker shall have the right to assign, transfer or delegate its rights or obligations under this Note with the Payee’s consent, and this Note shall inure to the benefit of Payee and its successors and assigns.   This Note shall be construed in accordance with and governed by the laws of the State of Delaware without giving effect to conflict of law principles.

So Act Network, Inc.

By: /s/ Greg Halpern
      Name: Greg Halpern
      Title:    CEO

Greg Halpern

By: /s/ Greg Halpern